Exhibit 21.1

AVIZA TECHNOLOGY, INC.

LIST OF SUBSIDIARIES

Name of Subsidiary	State or Jurisdiction in which Incorporated or Organized
Aviza, Inc.	Delaware

Trikon Technologies, Inc.	Delaware

Subsidiaries of Aviza, Inc.

Aviza Technology (Shanghai) Inc.	Delaware

Aviza Technology International, Inc.	China

Subsidiaries of Aviza Technology International, Inc.

Aviza Technology S.A.S.	France

Aviza Technology GmbH	Germany

Aviza Technology (Scotland) Ltd.	United Kingdom

Aviza Technology (Cayman) Ltd.	Cayman Islands

Aviza Technology Korea Co., Ltd	Korea

Aviza Technology K.K.	Japan

Aviza Technology Sdn. Bhd.	Malaysia

Aviza Technology Pte. Ltd.	Singapore

Aviza Technology International, Inc., Taiwan Branch	Taiwan

Subsidiaries of Trikon Technologies, Inc.

Trikon KK	Japan

Aviza Europe Limited	United Kingdom

Subsidiaries of Aviza Europe Limited

Trikon Equipment Limited	United Kingdom

Aviza Technology Limited	United Kingdom

Trikon Technologies Limited	United Kingdom

E.T. Equipments Limited	United Kingdom

Trikon Technologies Sarl	France

Aviza Technologies (Israel) Limited	Israel

Trikon Technologies B.V.	Netherlands

Trikon Technologies GmbH	Germany